CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Jeffrey Clayborne, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	the Quarterly Report on Form 10-Q of Verb Technology Company, Inc. for the quarterly period ended September 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Verb Technology Company, Inc.

November 14, 2019

/s/ Jeffrey Clayborne
Jeffrey Clayborne
Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer